      As Filed with the Securities and Exchange Commission on June  , 2000
                                                               File No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                --------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                --------------
  VIRGINIA ELECTRIC AND            VIRGINIA                   54-418825
      POWER COMPANY             (State or other           (I.R.S. Employer
     (Exact name of             jurisdiction of          Identification No.)
 registrant as specified       incorporation or
     in its charter)             organization)

 VIRGINIA POWER CAPITAL            DELAWARE                  APPLIED FOR
        TRUST II                (State or other           (I.R.S. Employer
     (Exact name of             jurisdiction of          Identification No.)
 registrant as specified       incorporation or
 in its Trust Agreement)         organization)
                                --------------
                             ONE JAMES RIVER PLAZA
                              701 EAST CARY STREET
                            RICHMOND, VIRGINIA 23219
                                 (804) 771-3000
   (Address including zip code, and telephone number, including area code, of registrants' principal executive offices)

         PATRICIA A. WILKERSON, VICE PRESIDENT AND CORPORATE SECRETARY
                      JAMES P. CARNEY, ASSISTANT TREASURER
                      VIRGINIA ELECTRIC AND POWER COMPANY
                  ONE JAMES RIVER PLAZA, 701 EAST CARY STREET
                            RICHMOND, VIRGINIA 23219
                                 (804) 771-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                --------------
                                With a Copy to:
            JAMES F. STUTTS                       JANE WHITT SELLERS
  VIRGINIA ELECTRIC AND POWER COMPANY     McGUIRE, WOODS, BATTLE & BOOTHE LLP
         701 EAST CARY STREET                      ONE JAMES CENTER
       RICHMOND, VIRGINIA 23219                RICHMOND, VIRGINIA 23219
                                --------------
  Approximate date of commencement of proposed sale to the public: From time to time after effectiveness
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
 [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                --------------
                       CALCULATION OF REGISTRATION FEE(1)

------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
                                           Proposed       Proposed
 Title of each Class of      Amount        Maximum        Maximum       Amount of
    Securities to be         to be      Offering Price   Aggregate    Registration
       Registered          Registered    Per Share(2)  Offering Price      Fee
------------------------------------------------------------------------------------
Mortgage Bonds.........
------------------------------------------------------------------------------------
Senior Debt
 Securities............
------------------------------------------------------------------------------------
Junior Subordinated
 Notes.................
------------------------------------------------------------------------------------
Trust Preferred
 Securities and Related
 Guarantee(3)..........
------------------------------------------------------------------------------------
Preferred Stock........
------------------------------------------------------------------------------------
Agreement Regarding
 Expenses and
 Liabilities...........
------------------------------------------------------------------------------------
  TOTAL................  $1,500,000,000                $1,500,000,000 $396,000(4)(5)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee. Such amount in U.S. dollars or the equivalent thereof in other currencies, as shall result in an aggregate offering price for all securities of $1,500,000,000.
(2) Omitted pursuant to General Instruction II.D. of Form S-3.
(3) No separate consideration will be received for the guarantee by Virginia Electric and Power Company.
(4) The $121,212 appropriate registration fees were paid in connection with File No. 333-20561 and are being carried forward pursuant to Rule 429.
(5) The $31,250 appropriate registration fees were paid in connection with File No. 33-50425 and are being carried forward pursuant to Rule 429.
                                --------------
  Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus constituting a part of this Registration Statement also relates to $400,000,000 of the registrants' Junior Subordinated Notes registered for sale in a Registration Statement on Form S-3 (File No. 333-20561). This Registration Statement also constitutes Post-Effective Amendment No. 1 with respect to Registration Statement No. 333-20561 and such Post-Effective Amendment shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.
  Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus constituting a part of this Registration Statement also relates to $100,000,000 of the registrants' Preferred Stock registered for sale in a Registration Statement on Form S-3 (File No. 33-50425). This Registration Statement also constitutes Post-Effective Amendment No. 1 with respect to Registration Statement No. 33-50425 and such Post-Effective Amendment shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.
                                --------------
  The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                                      LOGO

                      Virginia Electric and Power Company

                             One James River Plaza
                              701 East Cary Street
                            Richmond, Virginia 23219
                                 (804) 771-3000

                                 $1,500,000,000

                                 Mortgage Bonds

                             Senior Debt Securities

                           Junior Subordinated Notes

                Trust Preferred Securities and Related Guarantee

                                Preferred Stock

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                      This prospectus is dated    , 2000.

                               Table of Contents

                                                                            Page
                                                                            ----
      About This Prospectus...............................................    1
      Where You Can Find More Information.................................    1
      The Company.........................................................    1
      The Trust...........................................................    2
      Use of Proceeds.....................................................    2
      Coverage Ratios.....................................................    2
      Description of the Bonds............................................    3
      Description of Debt Securities......................................    5
      Additional Terms of Senior Debt Securities..........................   12
      Additional Terms of Junior Subordinated Notes.......................   13
      Description of the Trust Preferred Securities.......................   15
      Description of the Guarantee........................................   23
      Relationship Among the Trust Preferred Securities, the Guarantee and
       the Junior Subordinated Notes Held by the Trust....................   26
      Accounting Treatment................................................   27
      Description of Preferred Stock......................................   27
      Plan of Distribution................................................   28
      Legal Opinions......................................................   28
      Experts.............................................................   28

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will also be discussed in the applicable prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also read and copy these documents at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

  . Annual Report on Form 10-K for the year ended December 31, 1999;

  . Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

   You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

     Corporate Secretary
     Virginia Electric and Power Company
     One James River Plaza
     701 East Cary Street
     Richmond, Virginia 23219
     (804) 771-3000

   You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                  THE COMPANY

   Virginia Electric and Power Company is a Virginia corporation with its principal office located at 701 East Cary Street, Richmond, Virginia 23219. The telephone number is (804) 771-3000. All of our common stock is held by Dominion Resources, Inc., a Virginia corporation.

   The Company is a public utility engaged in the generation, transmission, distribution and sale of electric energy within a 30,000 square-mile area in Virginia and northeastern North Carolina. We transact business under the name of Virginia Power in Virginia and under the name of North Carolina Power in North Carolina. The Virginia service area comprises about 65% of Virginia's total land area but accounts for over 80% of its population.

                                   THE TRUST

   Virginia Power Capital Trust II is a statutory business trust newly formed under Delaware law by us, as sponsor for the Trust, and Chase Manhattan Bank Delaware, who will serve as trustee in the State of Delaware for the purpose of complying with the provisions of the Delaware Business Trust Act. The trust agreement for the Trust will be amended and restated substantially in the form filed as an exhibit to the registration statement, effective when securities of the Trust are initially issued. The amended trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939.

   The Trust exists for the exclusive purposes of

  . issuing two classes of trust securities, Trust Preferred Securities and trust common securities, which together represent undivided beneficial interests in the assets of the Trust;

  . investing the gross proceeds of the trust securities in our Junior
    Subordinated Notes;

  . making distributions; and

  . engaging in only those other activities necessary, advisable or incidental to the purposes listed above.

   The Junior Subordinated Notes will be the sole asset of the Trust, and our payments under the Junior Subordinated Notes and the Agreement as to Expenses and Liabilities will be the sole revenue of the Trust.

   No separate financial statements of the Trust are included in this prospectus. We consider that these financial statements would not be material to holders of the Trust Preferred Securities because the Trust has no independent operations and the purposes of the Trust are as described above. We do not expect that the Trust will be filing annual, quarterly or special reports with the SEC.

   The principal place of business of the Trust will be c/o Virginia Electric and Power Company, One James River Plaza, 701 East Cary Street, Richmond, Virginia 23219.

                                USE OF PROCEEDS

   The net proceeds from the sale of the offered securities will be used to meet a portion of the general capital requirements of the Company and for the refinancing of other outstanding debt.

                                COVERAGE RATIOS

   The ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for each of the periods indicated is as follows:

                                        Twelve Months ended Dec.
                                                  31,            For the Twelve
                                        ------------------------  Months ended
                                        1995 1996 1997 1998 1999 March 31, 2000
                                        ---- ---- ---- ---- ---- --------------
Ratio of earnings to fixed charges....  2.99 3.14 3.21 2.19 3.50      3.61
Ratio of earnings to fixed charges and
 preferred stock dividends............  2.49 2.70 2.75 1.85 2.94      3.01

   In the ratio of earnings to fixed charges, earnings are determined by adding taxes on income and fixed charges to income before extraordinary items. These earnings are then divided by total fixed charges. Fixed charges consist of interest charges (without reduction for Allowance for Funds Used During Construction) on long-term and short-term debt, and the portion of rentals as is representative of the interest factor.

   In the ratio of earnings to fixed charges and preferred stock dividends, earnings are determined by adding taxes on income, fixed charges, and preferred stock dividends (grossed-up by a factor of pre-tax net income divided by net income) to income before extraordinary items. These earnings are then divided by the sum of total fixed charges and preferred stock dividends (as grossed-up).

                            DESCRIPTION OF THE BONDS

   We will issue our First and Refunding Mortgage Bonds (Bonds) in one or more series under an Indenture of Mortgage dated November 1, 1935, as supplemented and modified by eighty-five supplemental indentures and as to be supplemented by one or more additional supplemental indentures to be entered into in connection with each new series of Bonds. The Indenture of Mortgage and all such supplemental indentures are collectively referred to as the Mortgage. The Indenture of Mortgage, the eighty-five supplemental indentures and a form of supplemental indenture are Exhibits to the Registration Statement of which this Prospectus is a part. The Trustee under the Mortgage is The Chase Manhattan Bank (the Trustee). We have summarized selected provisions of the Mortgage below. Capitalized terms used in the summary have the meanings specified in the Mortgage.

General

   Unless otherwise provided in the applicable prospectus supplement, we will issue the Bonds only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof and these will be exchangeable for a like aggregate principal amount of Bonds of other authorized denominations of the same series. No charge will be made for any transfer or exchange of the Bonds, but we may require payment of a sum sufficient to cover any stamp tax or other governmental charge. You may transfer and exchange your Bonds at The Chase Manhattan Bank, 55 Water Street, New York, New York 10041.

Interest, Maturity and Payment

   The Bonds will bear interest from their issue date at the rate shown in the applicable prospectus supplement payable semiannually on the interest payment dates shown in that prospectus supplement. The Bonds will mature on the date shown in the applicable prospectus supplement. Interest will be paid to the persons in whose names the Bonds are registered at the close of business on the 15th day (whether or not a business day) of the calendar month next preceding the interest payment date, except for defaulted interest and except for unmatured accrued interest on Bonds called for redemption on a date other than an interest payment date. Principal of, premium, if any, and interest on the Bonds are payable at the office or agency of the Trustee in New York City.

Provisions of a Particular Series

   You should refer to the applicable prospectus supplement for the specific terms relating to that particular series of Bonds including:

  . its specific designation;

  . the aggregate principal amount;

  . the date or dates on which the series will mature;

  . the rate per annum at which the series will bear interest;

  . any optional or mandatory redemption provisions allowing the Bonds to be redeemed at our option or of the holder of the Bonds including the redemption or repayment dates and the redemption or repayment prices; and

  . any other special terms.

Security and Priority

   The Bonds will be our secured obligations, together with all other bonds presently or issued later under the Mortgage. The Bonds will be secured by a direct lien on all public utility property owned by us but subject to the operation of the release provisions (which, in effect, permit the disposition of all property in excess of the amount used under the Mortgage). Prior lien debt on after-acquired property may be extended or refunded under the same lien until property is certified under the Mortgage, but not after certification, except upon consent of the holders of 60% in the amount of the bonds issued and outstanding under the Mortgage. (See Sections 4.03 and 4.07 of the Mortgage.) All cash, securities, accounts receivable, agreements, leases, materials and supplies, automotive equipment, timber, coal and other minerals under the mortgaged land, and certain other assets are excluded from the lien. (See Preamble to the Indenture of Mortgage, Part VIII and Fourteenth Supplemental Indenture, Part VI.) In case of a merger, consolidation or sale of substantially all of our assets, the lien may be limited to our system at that time. (See Sections 8.02, 8.03 and 8.04 of the Mortgage.)

   The lien of the Mortgage must be duly recorded and filed, and is a first lien junior only to (i) statutory liens and equitable priorities for taxes, services, materials and supplies and (ii) pre-existing liens on after-acquired property.

   Other than the security afforded by the lien of the Mortgage and described under the caption "DESCRIPTION OF THE BONDS," there are no provisions of the Mortgage which provide holders of the Bonds protection in the event of a highly leveraged transaction involving our Company. Such a transaction would require regulatory approval, however, and we believe such approval would be unlikely in a transaction that would result in our having a highly leveraged capital structure.

Issuance of Additional Bonds or Other Debt

   We may issue additional bonds under the Mortgage of any series from time to time, but not more in aggregate amount than the amount authorized by our shareholders (currently $5 billion), on the following bases:

  1. Up to 60% of the net amount of additional property certified under
     Section 2.03 and subject to no senior lien except permitted liens and liens securing refundable debt, but only if net earnings (in 12 consecutive months within the 15 next previous months), after depreciation but before income taxes, are at least twice the annual interest charges on all bonds then outstanding or applied for and any indebtedness secured by senior liens.

    a. But no more than 20% of total net earnings may be from nonoperating income and the aggregate of maintenance and repairs and depreciation shall be not less than 15% of total operating revenues less the cost of electricity purchased for resale and resale paid by us for electric properties for such period.

    b. Refundable debt may not exceed 60% of the property securing it or 15% of the bonds outstanding or issuable and is deducted from the amount of bonds otherwise issuable. (See Sections 2.02, 2.03, 2.08, 2.09 and 4.16 of the Mortgage.)

  2. Up to the amount of bonds or refundable debt retired (unless from certain funds). (See Sections 2.02, 2.04, 2.05, 2.08 and 2.09 of the Mortgage.)

  3. Up to the amount of cash deposited for the purpose, but only if net earnings are as required in 1 above. The cash may be withdrawn in the amount of the bonds issuable as shown in 1 and 2 above, without regard to earnings. This is the only restriction on the disposition of proceeds of additional bonds. (See Sections 2.02, 2.06 and 2.07 of the Mortgage.)

   The Bonds will be issued on the bases set forth above.

   The Mortgage does not limit the Company's ability to issue additional unsecured debt.

Release and Substitution of Security

   Property may be released upon filing a Credit Certificate or upon depositing cash in the amount of the value of the property (which then may be withdrawn upon filing a Credit Certificate). The Credit Certificate supplies evidence, between formal certifications under Section 2.03 of the Mortgage, that credits previously established on the basis of property acquisition or bonds or refundable debt retirement have not been exhausted by showing that the retirements that have not yet been certified are less than the balance of the credits that would remain unused after the action then sought (including in such credits the amount of additional property not formally certified and the amount of release moneys, etc., then held by the Trustee). Instead of cash, purchase money bonds or bonds of the United States or any State or their respective political subdivisions may be deposited. Special provisions are made for property and cash subject to senior liens and for refundable debt held in pledge. (See Section 2.09(q), Article 5 and Article 6 of the Mortgage.)

Modification

   With the consent of the holders of 75% in amount of all bonds issued and outstanding under the Mortgage (including at least 60% in amount of each affected series)

  . any default may be waived except for a default in the payment of principal or interest at their due dates; and

  . the Mortgage may be changed in any way except to extend the due dates of principal or interest or reduce the amount of principal, interest or premium, if any. (See Section 7.24 and Article 14 of the Mortgage.)

Default and Action by the Trustee

   An event of default includes:

  . default in payment of principal of any series of bonds issued under the Mortgage;

  . continuous default for 90 days in payment of interest on any series of such bonds (except that the default need only continue for 30 days in the case of certain series);

  . default for 90 days after notice in the performance of any other covenant in the Mortgage and the occurrence of certain bankruptcy-related events. (See Section 7.01. of the Mortgage)

   During an event of default, the Trustee must use the same degree of care and skill as a prudent person in the conduct of their own affairs. Subject to that standard, a majority in amount of bonds issued under the Mortgage is necessary to require the Trustee to take action, and the Trustee is entitled to be indemnified to its satisfaction. (See Section 7.20 of Indenture of Mortgage and Third Supplemental Indenture Sections 7.02 and 7.03.) We are required to report annually to the Trustee that we are not in default under the Mortgage. (See Third Supplemental Indenture Section 6.03.)

                         DESCRIPTION OF DEBT SECURITIES

   The term Debt Securities includes the Senior Debt Securities and the Junior Subordinated Notes. We will issue the Senior Debt Securities in one or more series under our Senior Indenture dated as of June 1, 1998, between us and The Chase Manhattan Bank as Trustee. We will issue the Junior Subordinated Notes in one or more series under our Subordinated Note Indenture dated as of August 1, 1995 between us and The Chase Manhattan Bank (formerly Chemical Bank) as Trustee, as supplemented from time to time. We have summarized selected provisions of the Indentures below. The Senior Indenture and the Subordinated Note

Indenture are exhibits to the registration statement and you should read the Indentures for provisions that may be important to you. In the summary below, we have included references to section numbers of the Indentures so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

   The Senior Debt Securities will be our direct, unsecured obligations and will rank equally with all of our other senior and unsubordinated debt. The Junior Subordinated Notes will be our unsecured obligations and are junior in right of payment to our Senior Indebtedness, as described under the caption ADDITIONAL TERMS OF JUNIOR SUBORDINATED NOTES--Subordination.

   Our ability to meet our obligations under the Debt Securities is dependent on our earnings and cash flows. As of April 1, 2000, we have 6.5 million issued and outstanding shares of Preferred Stock with an aggregate liquidation value of $656.1 million. In addition to trade debt, we have ongoing corporate debt programs used to finance our business activities. As of April 1, 2000, we had approximately $4.1 billion of outstanding debt.

   Neither of the Indentures limits the amount of Debt Securities that we may issue under it. We may issue Debt Securities from time to time under the Indentures in one or more series by entering into supplemental indentures or by our Board of Directors or a duly authorized committee authorizing the issuance. A form of supplemental indenture to each of the Indentures is an exhibit to the registration statement.

   The Indentures do not protect the holders of Debt Securities if we engage in a highly leveraged transaction.

Provisions of a Particular Series

   The Debt Securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date. The prospectus supplement for a particular series of Debt Securities will specify the terms of that series, including, if applicable, some or all of the following:

  . the title and type of the Debt Securities;

  . the total principal amount of the Debt Securities;

  . the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

  . the date or dates on which principal is payable or the method for determining the date or dates, and any right that we have to change the date on which principal is payable;

  . the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

  . any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

  . any payments due if the maturity of the Debt Securities is accelerated;

  . any optional redemption terms, or with respect to the Senior Debt
    Securities, any repayment terms;

  . the obligations, if any, of the Company to redeem or purchase any securities of the series pursuant to any sinking fund, purchase fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

  . any provisions that would obligate us to repurchase or otherwise redeem the Debt Securities, or, with respect to the Senior Debt Securities, any sinking fund provisions;

  . the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

  . if payments may be made, at our election or at the holder's election, in a currency other than that in which the Debt Securities are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

  . any index or formula used for determining principal, interest, or premium, if any;

  . the percentage of the principal amount at which the Debt Securities will be issued, if other than 100% of the principal amount;

  . whether the Debt Securities will be issued in fully registered certificated form or book-entry form, represented by certificates deposited with, or on behalf of, a securities depositary and registered in the name of the depositary's nominee (Book-Entry Debt Securities);

  . denominations, if other than $1,000 each or multiples of $1,000;

  . any changes to events of defaults or covenants; and

  . any other terms of the Debt Securities. (Sections 201 & 301 of the Senior
    Indenture & Sections 201 & 301 of the Subordinated Note Indenture)

   The prospectus supplement will also indicate any special tax implications of the Debt Securities and any provisions granting special rights to holders when a specified event occurs.

Conversion or Redemption

   No Debt Security will be subject to conversion, amortization, or redemption, unless otherwise provided in the applicable prospectus supplement. Any provisions relating to the conversion or redemption of Debt Securities will be set forth in the applicable prospectus supplement, including whether conversion is mandatory or at our option. If no redemption date or redemption price is indicated with respect to a Debt Security, we may not redeem the Debt Security prior to Stated Maturity. Debt Securities subject to redemption by us will be subject to the following terms:

  . redeemable on and after the applicable redemption dates;

  . redemption dates and redemption prices fixed at the time of sale and set forth on the Debt Security; and

  . redeemable in whole or in part (provided that any remaining principal amount of the Debt Security will be equal to an authorized denomination) at our option at the applicable redemption price, together with interest, payable to the date of redemption, on notice given not less than 30 nor more than 60 days prior to the date of redemption. (Section 1104 of the Senior Indenture & Section 1104 of the Subordinated Note Indenture.)

   We will not be required to:

  . issue, register the transfer of, or exchange any Debt Securities of a series during the period beginning 15 days before the date the notice is mailed identifying the Debt Securities of that series that have been selected for redemption; or

  . register the transfer of, or exchange any Debt Security of that series selected for redemption except the unredeemed portion of a Debt Security being partially redeemed. (Section 305 of the Senior Indenture & Section 303 of the Subordinated Note Indenture.)

Payment and Transfer; Paying Agent

   The paying agent will pay the principal of any Debt Securities only if those Debt Securities are surrendered to it. Unless we state otherwise in the applicable prospectus supplement, the paying agent will pay principal, interest and premium, if any, on Debt Securities, subject to such surrender, where applicable, at its office or, at our option:

  . by wire transfer to an account at a banking institution in the United
    States that is designated in writing to the Trustee prior to the deadline set forth in the applicable prospectus supplement by the person entitled to that payment (which in the case of Book-Entry Debt Securities is the securities depositary or its nominee); or

  . by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Debt Securities. (Sections 307 & 1001 of the Senior Indenture & Sections 305 and 1001 of the Subordinated Note Indenture.)

   Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-Entry Debt Security, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We expect that the securities depositary, upon receipt of any payment of principal, interest or premium, if any, in a Book-Entry Debt Security, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Book-Entry Debt Security as shown on the records of the securities depositary. We also expect that payments by participants to owners of beneficial interests in a Book-Entry Debt Security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of the participants.

   Unless we state otherwise in the applicable prospectus supplement, the Trustee will act as paying agent for the Debt Securities, and the principal corporate trust office of the Trustee will be the office through which the paying agent acts. We may, however, change or add paying agents or approve a change in the office through which a paying agent acts. (Section 1002 of the Senior Indenture & Section 1002 of the Subordinated Note Indenture.)

   Any money that we have paid to a paying agent for principal or interest on any Debt Securities which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to us at our request. After repayment to the Company, holders should look only to us for those payments. (Section 1003 of the Senior Indenture & Section 1003 of the Subordinated Note Indenture.)

   Fully registered securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency we maintain for those purposes, without the payment of any service charge except for any tax or governmental charge. (Section 1002 of the Senior Indenture & Section 1002 of the Subordinated Note Indenture.)

Global Securities

   We may issue some or all of the Debt Securities as Book-Entry Debt Securities. Book-Entry Debt Securities will be represented by one or more fully registered global certificates. Book-Entry Debt Securities of like tenor and terms up to $400,000,000 aggregate principal amount may be represented by a single global certificate. Each global certificate will be deposited and registered with the securities depositary or its nominee or a custodian for the securities depositary. Unless it is exchanged in whole or in part for Debt Securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the depositary. (Section 305 of the Senior Indenture & Section 203 of the Subordinated Note Indenture.)

   Unless otherwise stated in any prospectus supplement, The Depository Trust Company will act as the securities depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by the securities depositary and its participants. If there are any additional or differing terms of the depositary arrangement with respect to the Book-Entry Debt Securities, we will describe them in the applicable prospectus supplement.

   Holders of beneficial interests in Book-Entry Debt Securities represented by a global certificate are referred to as beneficial owners. Beneficial owners will be limited to institutions having accounts with the securities depositary or its nominee, which are called participants in this discussion, and to persons that hold beneficial interests through participants. When a global certificate representing Book-Entry Debt Securities is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Book-Entry Debt Securities the global certificate represents to the accounts of its participants. Ownership of beneficial interests in a global certificate will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

  . the securities depositary, with respect to participants' interests; and

  . any participant, with respect to interests the participant holds on behalf of other persons.

   As long as the securities depositary or its nominee is the registered holder of a global certificate representing Book-Entry Debt Securities, that person will be considered the sole owner and holder of the global certificate and the Book-Entry Debt Securities it represents for all purposes. Except in limited circumstances, beneficial owners:

  . may not have the global certificate or any Book-Entry Debt Securities it represents registered in their names;

  . may not receive or be entitled to receive physical delivery of certificated Book-Entry Debt Securities in exchange for the global certificate; and

  . will not be considered the owners or holders of the global certificate or any Book-Entry Debt Securities it represents for any purposes under the Debt Securities or the Indentures. (Section 202 of the Subordinated Note Indenture.)

   We will make all payments of principal, interest and premium, if any, on a Book-Entry Debt Security to the securities depositary or its nominee as the holder of the global certificate. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

   Payments participants make to beneficial owners holding interests through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global certificate. None of the following will have any responsibility or liability for any aspect of the securities depositary's or any participant's records relating to beneficial interests in a global certificate representing Book-Entry Debt Securities, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

  . the Company;

  . the Trustee;

  . the Trust (only with respect to the Junior Subordinated Notes if the Junior Subordinated Notes are issued to a Trust); or

  . any agent of any of the above.

Covenants

   Under the Indentures we will:

  . pay the principal, interest and premium, if any, on the Debt Securities when due;

  . maintain a place of payment;

  . preserve and keep in full force and effect the corporate existence except as provided in the Indentures

  . deliver an officer's certificate to the Trustee at the end of each fiscal year confirming our compliance with our obligations under each of the Indentures; and

  . deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium, if any.

  . file a written notice with Trustee specifying the amount of original issue discount (including daily rate and accrual periods) accrued on the outstanding securities. (Sections 1001, 1002, 1003, 1004, 1005, 1006,
    1007 of the Senior Indenture & Sections 1001, 1002, 1003 and 1006 of the Subordinated Note Indenture.)

Consolidation, Merger or Sale

   The Indentures provide that we may consolidate or merge with or into, or sell all or substantially all of our properties and assets to, another corporation or other entity, provided that any successor assumes our obligations under the Indentures and the Debt Securities issued under the Indentures. We must also deliver an opinion of counsel to the Trustee affirming our compliance with all conditions in the applicable Indenture relating to the transaction. When the conditions are satisfied, the successor will succeed to and be substituted for us under the Senior Indenture, and we will be relieved of our obligations under the Senior Indenture and the Debt Securities issued under them. (Sections 801 & 802 of the Senior Indenture & Sections 801 & 802 of the Subordinated Note Indenture.)

Events of Default

   Event of Default when used in each of the Indentures, will mean any of the following:

  . failure to pay the principal or any premium on any Debt Security when due;

  . with respect to the Senior Debt Securities, failure to deposit any sinking fund payment when due that continues for 60 days;

  . failure to pay any interest on any Debt Securities of that series, when due, that continues for 60 days; provided that, if applicable, for this purpose, the date on which interest is due is the date on which we are required to make payment following any deferral of interest payments by it under the terms of Junior Subordinated Notes that permit such deferrals;

  . failure to perform any other covenant in the Indentures (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Trustee or the holders of at least 33% of the outstanding Debt Securities (25% in the case of the Junior Subordinated Notes) of that series give us written notice of the default;

  . certain events in bankruptcy, insolvency or reorganization of the Company; or

  . any other Event of Default included in the Indentures or any supplemental indenture. (Section 501 of the Senior Indenture & Section 501 of the Subordinated Note Indenture.)

   In the case of a general covenant default described above, the Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Debt Securities of that series, together with the Trustee, may also extend the grace period. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action.

   An Event of Default for a particular series of Debt Securities does not necessarily constitute an Event of Default for any other series of Debt Securities issued under the Indentures. Additional events of default may be established for a particular series and, if established, will be described in the applicable prospectus supplement.

   If an Event of Default for any series of Debt Securities occurs and continues, the Trustee or the holders of at least 33% (25%, in the case of the Junior Subordinated Notes) in aggregate principal amount of the Debt Securities of the series may declare the entire principal of all the Debt Securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series can void the trust agreement. (Section 502 of the Senior Indenture & Section 502 of the Subordinated Note Indenture.)

   The Trustee may withhold notice to the holders of Debt Securities of any default (except in the payment of principal or interest) if it considers the withholding of notice to be in the best interests of the holders. Other than its duties in case of a default, a Trustee is not obligated to exercise any of its rights or powers under the Indentures at the request, order or direction of any holders, unless the holders offer the Trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of Debt Securities may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for any series of Debt Securities. However, the Trustee shall give the holders of Debt Securities notice of any default to the extent provided by the Trust Indenture Act. (Sections 512, 601 & 602 of the Senior Indenture & Sections 512, 601 and 602 of the Subordinated Note Indenture.)

   The holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Debt Security on its maturity date or redemption date and to enforce those payments. (Section 508 of the Senior Indenture & Section 508 of the Subordinated Note Indenture.)

Satisfaction; Discharge

   We may discharge all our obligations (except those described below) to holders of the Debt Securities issued under the Indentures, which Debt Securities have not already been delivered to the Trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year, by depositing with the Trustee an amount certified to be sufficient to pay when due the principal, interest and premium, if any, on all outstanding Debt Securities. However, certain of our obligations under the Indentures will survive, including with respect to the following:

  . rights of holders to cause us to register the transfer, conversion, substitution or exchange of Debt Securities of the applicable series;

  . rights of holders to receive payments of principal of, and any interest on, the Debt Securities of the applicable series, and other rights, duties and obligations of the holders of Debt Securities with respect to any amounts deposited with the Trustee; and

  . the rights, obligations and immunities of the Trustee under the Indentures. (Section 401 of Senior Indenture & Section 401 of
    Subordinated Note Indenture.)

Modification of Indentures; Waiver

   Under the Indentures our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. (Section 902 of the Senior Indenture & Section 902 of the Subordinated Note Indenture.) In addition, we may supplement the Indentures to create new series of Debt Securities and for certain other purposes, without the consent of any holders of Debt Securities. (Section 901 of the Senior Indenture & Section 901 of the Subordinated Note Indenture.)

   The holders of a majority of the outstanding Debt Securities of all series under the applicable Indenture with respect to which a default has occurred and is continuing may waive a default for all those series, except a default in the payment of principal or interest, or any premium, on any Debt Securities or a default with respect to a covenant or provision which cannot be amended or modified without the consent of the holder of each outstanding Debt Security of the series affected. (Section 513 of the Senior Indenture & Section 513 of the Subordinated Note Indenture.)

   In addition, under certain circumstances, the holders of a majority of the outstanding Junior Subordinated Notes of any series may waive in advance, for that series, our compliance with certain restrictive provisions of the Subordinated Note Indenture under which those Junior Subordinated Notes were issued. (Section 1008 of the Subordinated Note Indenture.)

Concerning the Trustee

   The Chase Manhattan Bank is the Subordinated Note Indenture Trustee and the Trustee under the Senior Indenture. We and certain of our affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank also serves as trustee under other indentures pursuant to which securities of ours and of certain of our affiliates are outstanding. It has purchased, and is likely to purchase in the future, our securities and securities of our affiliates.

   The Trustee will perform only those duties that are specifically set forth in the Indentures unless an event of default under an Indenture occurs and is continuing. The Trustee is under no obligation to exercise any of its powers under the Indentures at the request of any holder of Debt Securities unless that holder offers reasonable indemnity to the Trustee against the costs, expenses and liabilities which it might incur as a result. (Section 601 of the Senior Indenture & Section 601 of the Subordinated Note Indenture.)

   The Trustee administers its corporate trust business at 450 West 33rd Street, New York, New York 10001 (Attention: Capital Markets Fiduciary Services).

                   ADDITIONAL TERMS OF SENIOR DEBT SECURITIES

Repayment at the Option of the Holder; Repurchases by the Company

   Upon execution of the Fourth Supplemental Indenture to the Senior Indenture dated June 1, 1998, the Company may at its discretion issue Senior Debt Securities with repayment provisions at the option of the holder. We must repay the Senior Debt Securities at the option of the Holders prior to the Stated Maturity Date only if specified in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement, the Senior Debt Securities subject to repayment at the option of the Holder will be subject to repayment:

  . on the specified Repayment Dates; and

  . at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the Repayment Date.

   For any Senior Debt Security to be repaid, the Trustee must receive, at its office maintained for that purpose in the Borough of Manhattan, New York City not more than 60 nor less than 30 calendar days prior to the date of repayment:

  . in the case of a certificated Senior Debt Security, the certificated
    Senior Debt Security and the form in the Senior Debt Security entitled Option of Holder to Elect Purchase duly completed; or

  . in the case of a book-entry Senior Debt Security, instructions to that effect from the beneficial owner to the securities depositary and forwarded by the securities depositary. Exercise of the repayment option by the Holder will be irrevocable.

   Only the securities depositary may exercise the repayment option in respect of beneficial interests in the book-entry Senior Debt Securities. Accordingly, beneficial owners that desire repayment in respect of all or any portion of their beneficial interests must instruct the participants through which they own their interests to direct the securities depositary to exercise the repayment option on their behalf. All instructions given to participants from beneficial owners relating to the option to elect repayment will be irrevocable. In addition, at the time the instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the book-entry Senior Debt Securities or the global certificate representing the related book-entry Senior Debt Securities, on the securities depositary's records, to the Trustee. See DESCRIPTION OF THE DEBT SECURITIES--Global Securities.

Defeasance

   We will be discharged from our obligations on the Senior Debt Securities of any series at any time if we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Senior Debt Securities of the series. If this happens, the holders of the Senior Debt Securities of the series will not be entitled to the benefits of the Senior Indenture except for registration of transfer and exchange of Senior Debt Securities and replacement of lost, stolen or mutilated Senior Debt Securities. (Sections 1302 and 1304 of the Senior Indenture.)

   Under federal income tax law as of the date of this prospectus, a discharge may be treated as an exchange of the related Senior Debt Securities. Each holder might be required to recognize gain or loss equal to the difference between the holder's cost or other tax basis for the Senior Debt Securities and the value of the holder's interest in the Trust. Holders might be required to include as income a different amount than would be includable without the discharge. We urge prospective investors to consult their own tax advisers as to the consequences of a discharge, including the applicability and effect of tax laws other than the federal income tax law.

                 ADDITIONAL TERMS OF JUNIOR SUBORDINATED NOTES

Additional Covenants Applicable to Junior Subordinated Notes

   Under the Subordinated Note Indenture, we will:

  . maintain 100% ownership of any trust to which the Junior Subordinated
    Notes have been issued, if any, while the Junior Subordinated Notes remain outstanding; and

  . pay to any trust to which the Junior Subordinated Notes have been issued, if any, any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority on the trust, so that the net amounts received and retained by the trust (after paying any taxes, duties, assessments or other governmental charges) will be not less than the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. (Sections 303 and 305 of the Subordinated Note Indenture.)

Option to Extend Interest Payment Period

   We can defer interest payments by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement (each, an Extension Period). Other details regarding the Extension Period will also be specified in the applicable prospectus supplement. No Extension Period may extend beyond the maturity of the Junior Subordinated Notes. At the end of the Extension Period(s), we will pay all interest then accrued and unpaid, together with interest compounded quarterly at the rate for the Junior Subordinated Notes, to the extent permitted by applicable law. (Section 301 of the Subordinated Note Indenture.)

   During any Extension Period, we will not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments. Also we will not make any payments, redeem or repurchase any Debt Securities of equal or junior rank to the Junior Subordinated Notes or make any guarantee payments on any such Debt Securities. We may, however, make the following types of distributions:

  . dividends paid in common stock;

  . dividends in connection with the implementation of a shareholder rights plan;

  . payments to a trust holding securities of the same series under a guarantee; or

  . repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants.

Subordination

   Each series of Junior Subordinated Notes will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Note Indenture, to all Senior Indebtedness as defined below. If:

  . we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

  . a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

  . the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any Junior Subordinated Notes have the right to receive any payments of principal or interest on their Junior Subordinated Notes. (Sections 1301 and 1303 of the Subordinated Note Indenture.)

   Senior Indebtedness means, with respect to any series of Junior Subordinated Notes, the principal, premium, interest and any other payment in respect of any of the following:

  . all of our indebtedness for borrowed or purchased money that is evidenced by notes, debentures, bonds or other written instruments;

  . our obligations for reimbursement under letters of credit, banker's acceptances, security purchase facilities or similar facilities issued for our account;

  . any of our other indebtedness or obligations with respect to commodity contracts, interest rate commodity and currency swap agreements and other similar agreements or arrangements; and

  . all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

   Senior Indebtedness will not include our obligations to trade creditors or indebtedness. (Section 101 of the Subordinated Note Indenture.)

   Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Note Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness. We may not amend the Subordinated Note Indenture to change the subordination of any outstanding Junior

Subordinated Notes without the consent of each holder of Senior Indebtedness that the amendment would adversely affect. (Section 1308 of the Subordinated
Note Indenture.)

   The Subordinated Note Indenture does not limit the amount of Senior Indebtedness that we may issue.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

   The following is a summary of the principal terms of the Trust Preferred Securities. The form of amended trust agreement is filed as an exhibit to the registration statement of which this prospectus forms a part, or is incorporated by reference. The terms of the Trust Preferred Securities will include those stated in the amended trust agreement and those made part of the amended trust agreement by the Trust Indenture Act.

General

   The Trust will exist until terminated as provided in its amended trust agreement. Except under certain circumstances, we will be entitled to appoint, remove, or replace trustees, who will conduct the business and affairs of the Trust. The trustees of the Trust will consist of:

  . two employees, officers or affiliates of the Company as Administrative
    Trustees;

  . a financial institution unaffiliated with us that will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act, under the terms set forth in a prospectus supplement (the Property Trustee); and

  . one trustee with its principal place of business or who resides in the State of Delaware and who will act under the terms set forth in a prospectus supplement. (Sections 6.1 through 6.5 of the Amended Trust Agreement.)

   The amended trust agreement will authorize the Administrative Trustees to issue, on behalf of the Trust, two classes of trust securities, Trust Preferred Securities and trust common securities, each of which will have the terms described in this prospectus and in the applicable prospectus supplement. We will own all of the trust common securities. The trust common securities will rank equally in right of payment, and payments will be made on the trust common securities, proportionately with the Trust Preferred Securities. However, if an event of default occurs and is continuing under the amended trust agreement, the rights of the holders of the trust common securities to payment for distributions and payments upon liquidation, redemption and otherwise, will be subordinated to the rights of the holders of the Trust Preferred Securities. We will acquire, directly or indirectly, trust common securities in a total liquidation amount of approximately 3% of the total capital of the Trust. (Sections 3.6, 5.1, 5.2 and 7.1 of the Amended Trust Agreement.)

   The proceeds from the sale of the Trust Preferred Securities will be used by the Trust to purchase our Junior Subordinated Notes. These Junior Subordinated Notes will be held in trust by the Property Trustee for the benefit of the holders of the trust securities. We will guarantee the payments of distributions and payments on redemption or liquidation with respect to the Trust Preferred Securities, but only to the extent the Trust has funds available to make those payments and has not made the payments. See DESCRIPTION OF THE GUARANTEE.

   The assets of the Trust available for distribution to the holders of Trust Preferred Securities will be limited to payments from us under the Junior Subordinated Notes held by the Trust. If we fail to make a payment on the Junior Subordinated Notes, the Trust will not have sufficient funds to make related payments, including distributions, on its Trust Preferred Securities.

   The Guarantee, only when taken together with our obligations under the Junior Subordinated Notes, the Subordinated Note Indenture and the amended trust agreement, will have the effect of providing a full and unconditional guarantee of amounts due on the Trust Preferred Securities issued by the Trust.

   The Trust Preferred Securities will have the terms, including distributions, redemption, voting, liquidation rights and other preferred, deferred or other special rights or restrictions that will be described in the amended trust agreement or made part of the amended trust agreement by the Trust Indenture Act or the Delaware Business Trust Act. The terms of the Trust Preferred Securities will mirror the terms of the Junior Subordinated Notes held by the Trust. In other words, the distribution rate and the distribution payment dates and other payment dates for the Trust Preferred Securities will correspond to the interest rate and interest payment dates and other payment dates on the Junior Subordinated Notes. Holders of Trust Preferred Securities have no preemptive or similar rights. (Section 7.1 of the Amended Trust Agreement.)

Provisions of a Particular Series

   The Trust may issue only one series of Trust Preferred Securities. The applicable prospectus supplement will set forth the principal terms of the Trust Preferred Securities that will be offered, including:

  . the name of the Trust Preferred Securities;

  . the liquidation amount and number of Trust Preferred Securities issued;

  . the annual distribution rate(s) or method of determining such rate(s), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

  . the date from which distributions will be cumulative;

  . the optional redemption provisions, if any, including the prices, time periods and other terms and conditions on which the Trust Preferred Securities will be purchased or redeemed, in whole or in part;

  . the terms and conditions, if any, upon which the Junior Subordinated
    Notes and the related Guarantee may be distributed to holders of those Trust Preferred Securities;

  . any securities exchange on which the Trust Preferred Securities will be listed;

  . whether the Trust Preferred Securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depository for those global certificates and the specific terms of the depositary arrangements; and

  . any other relevant rights, preferences, privileges, limitations or restrictions of the Trust Preferred Securities. (Article 7 of the Amended Trust Agreement.)

   The interest rate and interest and other payment dates of each series of Junior Subordinated Notes issued to the Trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the Trust Preferred Securities of the Trust.

Extensions

   We have the right under the Subordinated Note Indenture to defer payments of interest on the Junior Subordinated Notes which may be held by the Trust by extending the interest payment period from time to time on the particular series of Junior Subordinated Notes. The Administrative Trustees will give the holders of the Trust Preferred Securities notice of any Extension Period applicable to the Trust Securities upon their receipt of notice from us. If distributions are deferred, the deferred distributions and accrued interest will be paid to holders of record of the Trust Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period. See ADDITIONAL TERMS OF JUNIOR SUBORDINATED NOTES--Option to Extend Interest Payment Period.

   Distributions on the Trust Preferred Securities will be made on the dates payable to the extent that the Trust has funds available for the payment of distributions in the property account. The Trust's funds available for distribution to the holders of the trust securities will be limited to payments received from us on the Junior

Subordinated Notes. We have guaranteed the payment of distributions out of monies held by the Trust to the extent set forth under DESCRIPTION OF THE GUARANTEE.

   Distributions on the Trust Preferred Securities will be payable to the holders named on the securities books and records of the Trust at the close of business on the relevant record dates, which, as long as the Trust Preferred Securities remain in book-entry only form, will be one business day prior to the relevant payment dates. Distributions will be paid through the Property Trustee who will hold amounts received in respect of the Junior Subordinated Notes in the Property Account for the benefit of the holders of the trust securities. In the event that the Trust Preferred Securities do not continue to remain in book-entry only form, the relevant record dates will conform to the rules of any securities exchange on which the Trust Preferred Securities are listed and, if none, the Administrative Trustees will have the right to select relevant record dates, which will be more than 14 days but less than 60 days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the Trust Preferred Securities is not a business day, then payment of the distributions payable on that date will be made on the next succeeding day which is a business day and without any interest or other payment in respect of that delay, except that, if that business day is in the next succeeding calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the record date. (Section 7.2 of the Amended Trust Agreement.)

Mandatory Redemption of Trust Preferred Securities

   The Trust Preferred Securities have no stated maturity date, but will be redeemed upon the maturity of the Junior Subordinated Notes held by the Trust or to the extent the Junior Subordinated Notes held by the Trust are redeemed prior to maturity. The Junior Subordinated Notes will mature on the date specified in the applicable prospectus supplement and may be redeemed at any time, in whole but not in part, in certain circumstances upon the occurrence of a Tax Event or an Investment Company Event as described below under Special Event Redemption.

   Upon the maturity of the Junior Subordinated Notes held by the Trust, the proceeds of their repayment will simultaneously be applied to redeem all the outstanding trust securities at the Redemption Price. Upon the redemption of the Junior Subordinated Notes, held by the Trust either at our option or as a result of a Tax Event or an Investment Company Event, the proceeds from the redemption will simultaneously be applied to redeem trust securities having a total liquidation amount equal to the total principal amount of the Junior Subordinated Notes held by the Trust so redeemed at the redemption price; provided, that holders of trust securities will be given not less than 30 nor more than 60 days' notice of the redemption. In the event that fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately. (Section 7.3 of the Amended Trust Agreement.)

Special Event Redemption

   Both a Tax Event and an Investment Company Act Event constitute Special Events for purposes of the redemption provisions described in the preceding paragraph.

   A Tax Event means that the Administrative Trustees have received an opinion of independent tax counsel experienced in those matters to the effect that, as a result of: any amendment to, change or announced proposed change in, the laws or regulations of the United States or any of its political subdivisions or taxing authorities, or any official administrative pronouncement, action or judicial decision interpreting or applying those laws or regulations, which amendment or change becomes effective or proposed change, pronouncement, action or decision is announced on or after the date the Trust Preferred Securities are issued and sold, there is more than an insubstantial risk that:

  . the Trust is or within 90 days would be subject to U.S. federal income tax with respect to income accrued or received on the Junior Subordinated Notes held by it,

  . interest payable to the Trust on the Junior Subordinated Notes held by it is not or within 90 days would not be deductible, in whole or in part, by us for U.S. federal income tax purposes, or

  . the Trust is or within 90 days would be subject to a material amount of other taxes, duties or other governmental charges.

   Investment Company Event means that the Administrative Trustees have received an opinion of a nationally recognized independent counsel to the effect that, as a result of an amendment to or change in the Investment Company Act or regulations thereunder on or after the date the Trust Preferred Securities are issued and sold, the Trust is or will be considered an investment company and is required to be registered under the Investment Company Act. (Section 1.1 of the Amended Trust Agreement.)

Redemption Procedures

   The Trust may not redeem fewer than all the outstanding trust securities unless all accrued and unpaid distributions have been paid on all trust securities for all distribution periods terminating on or before the date of redemption. In the event that fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately.

   If the Trust gives a notice of redemption in respect of the trust securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, and if we have paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Notes held by it, the Property Trustee will irrevocably deposit with the depositary funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the Trust Preferred Securities, and the paying agent will pay the applicable redemption price to the holders of the trust common securities by check. If notice of redemption has been given and funds deposited as required, then, immediately prior to the close of business on the date of the deposit, distributions will cease to accrue and all rights of holders of Trust Preferred Securities called for redemption will cease, except the right of the holders of the Trust Preferred Securities to receive the redemption price but without interest on the redemption price. In the event that any date fixed for redemption of Trust Preferred Securities is not a business day, then payment of the redemption price payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay, except that, if that business day falls in the next calendar year, payment will be made on the immediately preceding business day. In the event that payment of the redemption price in respect of Trust Preferred Securities is improperly withheld or refused and not paid either by the Trust or by us under the Guarantee, distributions on the Trust Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.

   Subject to the foregoing and applicable law, including, without limitation, U.S. federal securities laws, we or our subsidiaries may at any time, and from time to time, purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement. (Section 7.4 of the Amended Trust Agreement.)

Conversion or Exchange Rights

   The terms on which the Trust Preferred Securities are convertible into or exchangeable for common stock or our other securities will be contained in the applicable prospectus supplement. Those terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions under which the number of shares of common stock or our other securities to be received by the holders of Trust Preferred Securities would be subject to adjustment.

Distribution of the Junior Subordinated Notes

   We will have the right at any time to dissolve the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, to cause Junior Subordinated Notes formerly held by the Trust to be distributed to the holders of the Trust Preferred Securities in a total stated principal amount equal to the total stated liquidation amount of the Trust Preferred Securities then outstanding. Prior to any such dissolution, we will obtain any required regulatory approvals. The right to dissolve the Trust and distribute the Junior Subordinated Notes will be conditioned on our receipt of an opinion rendered by an independent tax counsel that the distribution would not result in the recognition of gain or loss for federal income tax purposes by the holders. (Section 8.1 of the Amended Trust Agreement.)

Liquidation Distribution Upon Dissolution

   The amended trust agreement will state that the Trust will be dissolved:

  . upon our bankruptcy;

  . upon the filing of a certificate of dissolution or its equivalent with respect to us;

  . upon the filing of a certificate of cancellation with respect to the Trust after obtaining the consent of at least a majority in liquidation amount of the Trust Preferred Securities, voting together as a single class;

  . 90 days after the revocation of our charter, but only if the charter is not reinstated during that 90-day period;

  . upon the distribution of the related Junior Subordinated Notes formerly held by the Trust directly to the holders of the trust securities;

  . upon the redemption of all of the trust securities; or

  . upon entry of a court order for the dissolution of us or the Trust.
    (Section 8.1 of the Amended Trust Agreement.)

   In the event of a dissolution, after the Trust pays all amounts owed to creditors, the holders of the Trust Preferred Securities will be entitled to receive:

  . cash equal to the total liquidation amount of each Trust Preferred
    Security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions to the date of payment, or

  . Junior Subordinated Notes in a total principal amount equal to the total liquidation amount of the Trust Preferred Securities.

   If the Trust cannot pay the full amount due on its trust securities because insufficient assets are available for payment, then the amounts payable by the Trust on its trust securities will be paid proportionately. However, if an event of default under the related amended trust agreement occurs, the total amounts due on the Trust Preferred Securities will be paid before any distribution on the trust common securities. Under certain circumstances involving the dissolution of a Trust, subject to obtaining any required regulatory approval, Junior Subordinated Notes will be distributed to the holders of the trust securities in liquidation of that Trust. (Section 8.2 of the Amended Trust Agreement.)

Trust Enforcement Events

   An event of default under the Subordinated Note Indenture relating to the Junior Subordinated Notes held by the Trust will be an event of default under the amended trust agreement (a Trust Enforcement Event). See DESCRIPTION OF DEBT SECURITIES--Events Of Default.

   In addition, the voluntary or involuntary dissolution, winding up or termination of the Trust is also a Trust Enforcement Event, except in connection with:

  . the distribution of the Junior Subordinated Notes formerly held by the Trust to holders of the trust securities of the Trust,

  . the redemption of all of the trust securities of the Trust, and

  . mergers, consolidations or amalgamations permitted by the amended trust agreement of the Trust.

   Under the amended trust agreement, the holder of the trust common securities will be deemed to have waived any Trust Enforcement Event with respect to the trust common securities until all Trust Enforcement Events with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events with respect to the Trust Preferred Securities have been so cured, waived, or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Trust Preferred Securities and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the amended trust agreement and the Subordinated Note Indenture. In the event that any Trust Enforcement Event with respect to the Trust Preferred Securities is waived by the holders of the Trust Preferred Securities as provided in the amended trust agreement, under the amended trust agreement the holders of trust common securities have agreed that the waiver also constitutes a waiver of the Trust Enforcement Event with respect to the trust common securities for all purposes under the amended trust agreement without any further act, vote or consent of the holders of trust common securities. (Section 2.6 of the Amended Trust Agreement.)

   We and the Administrative Trustees must file annually with the Property Trustee a certificate evidencing compliance with all the applicable conditions and covenants under the amended trust agreement. (Section 2.4 of the Amended Trust Agreement.)

   Upon the occurrence of a Trust Enforcement Event involving an event of default under the Subordinated Note Indenture the Property Trustee, as the sole holder of a particular series of Junior Subordinated Notes, will have the right under the Subordinated Note Indenture to declare the principal of, interest and premium, if any, on the Junior Subordinated Notes held by the Trust to be immediately due and payable.

   If a Property Trustee fails to enforce its rights under the amended trust agreement or the Subordinated Note Indenture to the fullest extent permitted by law and subject to the terms of the amended trust agreement and the Subordinated Note Indenture, any holder of Trust Preferred Securities may sue us, or seek other remedies, to enforce the Property Trustee's rights under the amended trust agreement or the Subordinated Note Indenture without first instituting a legal proceeding against the Property Trustee or any other person. If a Trust Enforcement Event occurs and is continuing as a result of our failure to pay principal of or interest or premium, if any, on the Junior Subordinated Notes held by the Trust when payable, then a holder of the Trust Preferred Securities may directly sue us or seek other remedies, to collect its proportionate share of payments owned. See RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE GUARANTEE AND THE JUNIOR SUBORDINATED NOTES HELD BY THE TRUST.

Removal and Replacement of Trustees

   Only the holders of trust common securities have the right to remove or replace the trustees of the Trust, except that while an event of default in respect of the Junior Subordinated Notes held by the Trust has occurred or is continuing, the holders of a majority of the Trust Preferred Securities will have this right. The resignation or removal of any trustee and the appointment of a successor trustee will be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the amended trust agreement. (Section 6.6 of the Amended Trust Agreement.)

Mergers, Consolidations or Amalgamations of the Trust

   The Trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other corporation or other body (each, a Merger Event), except as described below. The Trust may, with the consent of a majority of its Administrative Trustees and without the consent of the holders of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by another trust, provided that:

  . the successor entity either

    . assumes all of the obligations of the Trust relating to its trust securities, or

    . substitutes other securities for the trust securities that are substantially similar to the trust securities, so long as the successor securities rank the same as the trust securities for distributions and payments upon liquidation, redemption and otherwise;

  . we acknowledge a trustee of the successor entity who has the same powers and duties as the Property Trustee of the Trust, as the holder of a particular series of Junior Subordinated Notes;

  . the Trust Preferred Securities are listed, or any successor securities will be listed, upon notice of issuance, on the same securities exchange or other organization that the Trust Preferred Securities are then listed;

  . the Merger Event does not cause the Trust Preferred Securities or successor securities to be downgraded by any nationally recognized rating agency;

  . the Merger Event does not adversely affect the rights, preferences and privileges of the holders of the trust securities or successor securities in any material way, other than with respect to any dilution of the holders' interest in the new entity;

  . the successor entity has a purpose identical to that of the Trust;

  . prior to the Merger Event, we have received an opinion of counsel from a nationally recognized law firm stating that

    . the Merger Event does not adversely affect the rights of the holders of the Trust Preferred Securities or any successor securities in any material way, other than with respect to any dilution of the holders' interest in the new entity, and

    . following the Merger Event, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

  . we guarantee the obligations of the successor entity under the successor securities in the same manner as in the Guarantee.

   In addition, unless all of the holders of the Trust Preferred Securities and trust common securities approve otherwise, the Trust will not consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if, in the opinion of a nationally recognized tax counsel experienced in such matters, the transaction would cause the Trust or the successor entity to be classified other than as a grantor trust for U.S. federal income tax purposes. (Section 3.15 of the Amended Trust Agreement.)

Voting Rights; Amendment of Trust Agreement

   The holders of Trust Preferred Securities have no voting rights except as discussed under DESCRIPTION OF THE TRUST PREFERRED SECURITIES--Mergers, Consolidations Or Amalgamations Of The Trust and DESCRIPTION OF THE GUARANTEE-- Amendments, and as otherwise required by law and the amended trust agreement.

   Except as otherwise provided in this Trust Agreement or by any applicable terms of the Securities, this Trust Agreement may only be amended by a written instrument approved and executed by the Sponsor and

(i) the Administrative Trustees (or, if there are more than two Administrative Trustees, a majority of the Administrative Trustees), (ii) the Property Trustee; and (iii) the Delaware Trustee if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware Trustee. However, if any proposed amendment provides for, or the Administrative Trustees otherwise propose to,

  . change the amount or timing of any distribution of the Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Securities as of a specified date,

  . restrict the right of a Holder of Securities to institute suit for the enforcement of any such payment on or after such date, or effect then the holders of the Trust Preferred Securities as a single class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will only be effective if approved by each Holder of the Securities in liquidation amount of the Trust Preferred Securities affected by the amendment or proposal.

   However, if any proposed amendment provides for, or the Administrative Trustees otherwise propose to,

  . effect any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the amended trust agreement or otherwise, or

  . effect the dissolution, winding-up or termination of the Trust other than under the terms of its amended trust agreement,

then the holders of the Trust Preferred Securities as a single class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will only be effective if approved by at least a majority in liquidation amount of the Trust Preferred Securities affected by the amendment or proposal.

   No amendment may be made to an amended trust agreement if that amendment would:

  . cause the Trust to be characterized as other than a grantor trust for U.S. federal income tax purposes;

  . reduce or otherwise adversely affect the powers of the Property Trustee;
    or

  . cause the Trust to be deemed to be an investment company which is required to be registered under the Investment Company Act. (Section 11.1 of the Amended Trust Agreement.)

   The holders of a majority of the total liquidation amount of the Trust Preferred Securities have the right to:

  . direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee; or

  . direct the exercise of any trust or power conferred upon the Property
    Trustee under the amended trust agreement, including the right to direct the Property Trustee, as the holder of a particular series of Junior Subordinated Notes, to

    . exercise the remedies available under the Subordinated Note Indenture with respect to the Junior Subordinated Notes held by the Trust,

    . waive any event of default under the Subordinated Note Indenture that is waivable, or

    . cancel an acceleration of the principal of the Junior Subordinated
      Notes held by the Trust.

   In addition, before taking any of the foregoing actions, the Property Trustee must obtain an opinion of counsel stating that, as a result of that action, the Trust will continue to be classified as a grantor trust for U.S. federal income tax purposes. (Section 7.5 of the Amended Trust Agreement.)

   As described in the form of amended trust agreement, the Property Trustee may hold a meeting to have holders of Trust Preferred Securities vote on a change or have them approve a change by written consent.

   If a vote by the holders of Trust Preferred Securities is taken or a consent is obtained, any Trust Preferred Securities owned by us or any of our affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding, which will have the following consequences:

  . we and any of our affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of Trust Preferred Securities; and

  . any Trust Preferred Securities owned by us or any of our affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained. (Section 7.5 of the Amended Trust Agreement.)

Information Concerning the Property Trustee

   For matters relating to compliance with the Trust Indenture Act, the Property Trustee will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The Property Trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only the duties that are specifically described in the amended trust agreement and, upon a Trust Enforcement Event, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers given it by the applicable amended trust agreement at the request of any holder of Trust Preferred Securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur. (Section 3.9 of the Amended Trust Agreement.)

Information Concerning the Administrative Trustees

   The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in a way that:

  . will not cause it to be deemed to be an investment company required to be registered under the Investment Company Act;

  . will cause it to be classified as a grantor trust for U.S. federal income tax purposes; and

  . will cause the Junior Subordinated Notes it holds to be treated as our indebtedness for U.S. federal income tax purposes.

   We and the Administrative Trustees are authorized to take any action, so long as it is consistent with applicable law or the certificate of trust or amended trust agreement, that we and the Administrative Trustees determine to be necessary or desirable for those purposes. (Section 3.6 of the Amended Trust Agreement.)

                          DESCRIPTION OF THE GUARANTEE

   We will execute the Guarantee from time to time for the benefit of the holders of the Trust Preferred Securities.

   The Chase Manhattan Bank will act as Guarantee Trustee under the Guarantee. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities to which it relates.

   The following description of the Guarantee is only a summary. The form of Guarantee is an exhibit to the registration statement.

General

   We will irrevocably and unconditionally agree under the Guarantee to pay the Guarantee Payments that are defined below, to the extent specified in that Guarantee, to the holders of the Trust Preferred Securities to which the Guarantee relates, to the extent that the Guarantee Payments are not paid by or on behalf of the Trust. We are required to pay the Guarantee Payments to the extent specified in the Guarantee regardless of any defense, right of set-off or counterclaim that we may have or may assert against any person. (Section 5.1 of the Guarantee.)

   The following payments and distributions on the Trust Preferred Securities of a Trust are Guarantee Payments:

  . any accrued and unpaid distributions required to be paid on the Trust
    Preferred Securities but only to the extent that the Trust has funds legally and immediately available for those distributions;

  . the redemption price for any Trust Preferred Securities that the Trust calls for redemption, including all accrued and unpaid distributions to the redemption date, but only to the extent that the Trust has funds legally and immediately available for the payment; and

  . upon a dissolution, winding-up or termination of the Trust, other than in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities or the redemption of all the Trust Preferred Securities, the lesser of:

    . the sum of the liquidation amount and all accrued and unpaid distributions on the Trust Preferred Securities to the payment date, to the extent that the Trust has funds legally and immediately available for the payment; and

    . the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities in liquidation of the Trust. (Section 1.1 of the Guarantee.)

   We may satisfy our obligation to make a Guarantee Payment by making that payment directly to the holders of the related Trust Preferred Securities or by causing the Trust to make the payment to those holders. (Section 5.1 of the Guarantee.)

   The Guarantee will be a full and unconditional guarantee, subject to certain subordination provisions, of the Guarantee Payments with respect to the related Trust Preferred Securities from the time of issuance of those Trust Preferred Securities, except that the Guarantee will only apply to the payment of distributions and other payments on the Trust Preferred Securities when the Trust has sufficient funds legally and immediately available to make those distributions or other payments.

   If we do not make the required payments on the Junior Subordinated Notes that the Property Trustee holds under the Trust, the Trust will not make the related payments on its Trust Preferred Securities.

Subordination

   Our obligations under the Guarantee will be unsecured obligations of the Company. Those obligations will rank:

  . subordinate and junior in right of payment to all of our other liabilities, other than obligations or liabilities that rank equal in priority or subordinate by their terms;

  . equal in priority with the Junior Subordinated Notes that we may issue and similar guarantees; and

  . senior to our common stock. (Section 6.2 of the Guarantee.)

   We have $139 million in Junior Subordinated Notes outstanding that will rank equal in priority with the Guarantee. We have common stock outstanding that will rank junior to the Guarantee.

   The Guarantee will be a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us, as guarantor, to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity. (Section 5.4 of the Guarantee.)

   The terms of the Trust Preferred Securities will provide that each holder of the Trust Preferred Securities, by accepting those Trust Preferred Securities, agrees to the subordination provisions and other terms of the Guarantee.

Amendments

   We may amend the Guarantee without the consent of any holder of the Trust Preferred Securities to which the Guarantee relates if the amendment does not materially and adversely affect the rights of those holders. We may otherwise amend the Guarantee with the approval of the holders of at least a majority of the outstanding Trust Preferred Securities to which the Guarantee. (Section 9.2 of the Guarantee.)

Termination

   The Guarantee will terminate and be of no further effect when:

  . the redemption price of the Trust Preferred Securities to which the Guarantee relates is fully paid;

  . we distribute the related Junior Subordinated Notes to the holders of those Trust Preferred Securities; or

  . the amounts payable upon liquidation of the Trust are fully paid.
    (Section 7.1 of the Guarantee.)

   The Guarantee will remain in effect or will be reinstated if at any time any holder of the related Trust Preferred Securities must restore payment of any sums paid to that holder with respect to those Trust Preferred Securities or under the Guarantee.

Material Covenants

   We will covenant that, so long as any Trust Preferred Securities remain outstanding, if there is an event of default under the Guarantee or the amended trust agreement:

  . we will not make distributions related to our Debt Securities that rank equally with or junior to the Junior Subordinated Notes held by the Trust, including any payment of interest, principal or premium, or repayments, repurchases or redemptions; and

  . we will not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments.

   We may, however, make the following types of distributions:

  . dividends paid in common stock;

  . dividends in connection with the implementation of a shareholder rights plan;

  . payments to a trust holding securities of the same series under a guarantee; and

  . repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants. (Section 6.1 of the Guarantee.)

   Our ability to meet our obligations under the Guarantee is dependent on our earnings and cash flows. The Trust, as holder of the Guarantee and a particular series of Junior Subordinated Notes will generally have a junior position to claims of our creditors, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders.

Events of Default

   An event of default will occur under the Guarantee if we fail to perform any of our payment obligations under the Guarantee. The holders of a majority of the Trust Preferred Securities of any series may waive any such event of default and its consequences on behalf of all of the holders of the Trust Preferred Securities of that series. (Section 2.6 of the Guarantee.) The Guarantee Trustee is entitled to enforce the Guarantee for the benefit of the holders of the Trust Preferred Securities of a series if an event of default occurs under the Guarantee. (Section 3.1 of the Guarantee.)

   The holders of a majority of the Trust Preferred Securities to which a Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee with respect to the Guarantee or to direct the exercise of any trust or power that the Guarantee Trustee holds under the Guarantee. Any holder of the related Trust Preferred Securities may institute a legal proceeding directly against us to enforce that holder's rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity. (Section 5.4 of the Guarantee.)

Concerning the Guarantee Trustee

   The Chase Manhattan Bank is the Guarantee Trustee. It is also the Property Trustee, the Subordinated Note Indenture Trustee and the Senior Indenture Trustee. We and certain of our affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank also serves as trustee under other indentures pursuant to which securities of ours and certain of our affiliates are outstanding.

   The Guarantee Trustee will perform only those duties that are specifically set forth in each Guarantee unless an event of default under the Guarantee occurs and is continuing. In case an event of default occurs and is continuing, the Guarantee Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. (Section
3.1 of the Guarantee.) Subject to those provisions, the Guarantee Trustee is under no obligation to exercise any of its powers under any Guarantee at the request of any holder of the related Trust Preferred Securities unless that holder offers reasonable indemnity to the Guarantee Trustee against the costs, expenses and liabilities which it might incur as a result. (Section 3.2 of the Guarantee.)

Agreements as to Expenses and Liabilities

   We will enter into an Agreement as to Expenses and Liabilities under the Trust Agreement. The Agreement as to Expenses and Liabilities will provide that we will, with certain exceptions, irrevocably and unconditionally guarantee the full payment of any indebtedness, expenses or liabilities of the Trust to each person or entity to whom the Trust becomes indebted or liable. The exceptions are the obligations of the Trust to pay to the holders of the related trust common or other similar interests in the Trust the amounts due to the holders under the terms of those trust common securities or those similar interests.

             RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE GUARANTEE AND THE JUNIOR SUBORDINATED NOTES HELD BY THE TRUST

   We will guarantee payments of distributions and redemption and liquidation payments due on the Trust Preferred Securities, to the extent the Trust has funds available for the payments, to the extent described under DESCRIPTION OF THE GUARANTEE. No single document executed by us in connection with the issuance of the Trust Preferred Securities will provide for our full, irrevocable and unconditional guarantee of the Trust Preferred Securities. It is only the combined operation of our obligations under the Guarantee, the amended trust agreement and the Subordinated Note Indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations for the Trust Preferred Securities.

   As long as we make payments of interest and other payments when due on the Junior Subordinated Notes held by the Trust, those payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the Trust Preferred Securities issued by the Trust, primarily because:

  . the total principal amount of the Junior Subordinated Notes held by the Trust will be equal to the sum of the total liquidation amount of the trust securities;

  . the interest rate and interest and other payment dates on the Junior
    Subordinated Notes held by the Trust will match the distribution rate and distribution and other payment dates for the Trust Preferred Securities;

  . we will pay for any and all costs, expenses and liabilities of the Trust except its obligations under its Trust Preferred Securities; and

  . each amended trust agreement will provide that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

   If and to the extent that we do not make payments on the Junior Subordinated Notes held by the Trust, the Trust will not have funds available to make payments of distributions or other amounts due on its Trust Preferred Securities. In those circumstances, you will not be able to rely upon the Guarantee for payment of these amounts. Instead, you may directly sue us or seek other remedies to collect your proportionate share of payments owed. If you sue us to collect payment, then we will assume your rights as a holder of Trust Preferred Securities under the amended trust agreement to the extent we make a payment to you in any such legal action.

                              ACCOUNTING TREATMENT

   The Trust will be treated as a subsidiary of ours for financial reporting purposes. Accordingly, our consolidated financial statements will include the accounts of the Trust. The Trust Preferred Securities, along with other Trust Preferred Securities that we guarantee on an equivalent basis, will be presented as a separate line item in our consolidated balance sheets, and appropriate disclosures about the Trust Preferred Securities, the Guarantee and the Junior Subordinated Notes held by the Trust will be included in the notes to the consolidated financial statements. We will record distributions that the Trust pays on the Trust Preferred Securities as an expense in our consolidated statement of income.

                         DESCRIPTION OF PREFERRED STOCK

   The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of our authorized Preferred Stock. If we offer Preferred Stock, the specific designations and rights will be described in the prospectus supplement and a description will be filed with the SEC.

   Our Board of Directors can, without approval of shareholders, issue one or more series of Preferred Stock. The Board can also determine the number of shares of each series and the rights, preferences and limitations of each series including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any wholly unissued series of Preferred Stock, the number of shares constituting each series and the terms and conditions of issue.

   The Preferred Stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the applicable prospectus supplement, the Preferred Stock will rank on a parity in all respects with any outstanding Preferred Stock we may have and will have priority over our common stock as to dividends and distributions of assets. Therefore, the rights of any Preferred Stock that may subsequently be issued may limit the rights of the holders of our common stock and Preferred Stock.

   The transfer agent, registrar, and dividend disbursement agent for a series of Preferred Stock will be named in a prospectus supplement. The registrar for shares of Preferred Stock will send notices to shareholders of any meetings at which holders of the Preferred Stock have the right to elect directors or to vote on any other matter.

                             PLAN OF DISTRIBUTION

   We may sell the offered securities (a) through agents; (b) through underwriters or dealers; or (c) directly to one or more purchasers.

By Agents

   Offered securities may be sold through agents that we designate. The agents agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

By Underwriters

   If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Direct Sales

   We may also sell offered securities directly. In this case, no underwriters or agents would be involved.

General Information

   Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933 (the Act), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

   We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

   Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

                                LEGAL OPINIONS

   McGuire, Woods, Battle & Boothe LLP, Richmond Virginia, counsel to the Company, will issue an opinion about the legality of the offered securities for us. Certain matters relating to the formation of the Trust and the issuance of the Trust Preferred Securities under Delaware law and the Trust Agreement will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Trust and the Company. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                    EXPERTS

   The financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   Legal conclusions relating to the Company's franchises and title to its properties in the Company's Annual Report on Form 10-K and legal conclusions under Description of the Bonds and Description of the Senior Notes and Junior Subordinated Notes held by the Trust, including limitations upon the Company's issuance of Bonds, have been reviewed by McGuire, Woods, Battle & Boothe LLP, Richmond, Virginia, except that, with respect to the Bonds, insofar as matters relating to title to properties are governed by the laws of West Virginia, they have been reviewed by Jackson & Kelly, Charleston, West Virginia. The statements are included on the authority of such firms, respectively, as experts.

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                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
About This Prospectus....................................................   1
Where You Can Find More Information......................................   1
The Company..............................................................   1
The Trust................................................................   2
Use of Proceeds..........................................................   2
Coverage Ratios..........................................................   2
Description of the Bonds.................................................   3
Description of Debt Securities...........................................   5
Additional Terms of Senior Debt Securities...............................  12
Additional Terms of Junior Subordinated Notes............................  13
Description of the Trust Preferred Securities............................  15
Description of the Guarantee.............................................  23
Relationship Among the Trust Preferred Securities, the Guarantee and the
 Junior Subordinated Notes Held by the Trust.............................  26
Accounting Treatment.....................................................  27
Description of Preferred Stock...........................................  27
Plan of Distribution.....................................................  28
Legal Opinions...........................................................  28
Experts..................................................................  28



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                                     LOGO

                                $1,500,000,000

                                Mortgage Bonds

                            Senior Debt Securities

                           Junior Subordinated Notes

               Trust Preferred Securities and Related Guarantee

                                Preferred Stock

                               ----------------

                                  PROSPECTUS

                               ----------------



                                 June  , 2000


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

                                                                     Estimated
                                                                     ----------
   Securities and Exchange Commission Fee (ACTUAL).................. $  396,000
   Fees and Expenses of Trustees....................................     45,000
   Rating Agency Fees...............................................    250,000
   Printing Expenses................................................    350,000
   Accountants' Fees................................................    120,000
   Counsel Fees.....................................................    500,000
   Recording Taxes & Fees, Listing Fees.............................    255,000
   Miscellaneous....................................................    100,000
                                                                     ----------
     Total.......................................................... $2,016,000
                                                                     ==========

Item 15. Indemnification of Directors and Officers.

   Article VI of the registrant's Restated Articles of Incorporation, as amended, provides that the registrant shall indemnify its directors and officers to the fullest extent permitted by law. Article 10, Chapter 9, Title
13.1 of the Code of Virginia of 1950, as amended, permits indemnification of directors and officers but does not permit indemnification against willful misconduct or a knowing violation of the criminal law. The registrant maintains director and officer liability insurance protecting the registrant's directors and officers against certain claims resulting from their service in such capacities, and the registrant from the liability assumed by it in accordance with Article VI of its Restated Articles of Incorporation, as amended. The current policy covers all occurrences during the period ending September 1, 2001 and is expected to be renewed in the ordinary course of business. In general, the policy provides coverage for any misstatement, misleading statement, act, omission, neglect or breach of duty committed or attempted by a director or officer, but excludes, among other things, acts of deliberate dishonesty and acts for personal profit or advantage to which the director or officer was not entitled.

Item 16. Exhibits.

 Exhibit
   No.                           Description of Document
 -------                         -----------------------
  1(i)   Form of Underwriting Agreement relating to the Senior Debt Securities
         (filed herewith).

  1(ii) Form of Underwriting Agreement relating to Preferred Stock (filed herewith).

  1(iii) Form of Underwriting Agreement relating to Trust Preferred Securities
         (filed herewith).

  1(iv) Form of Underwriting Agreement relating to Mortgage Bonds (filed herewith).

  4(i)   Articles of Incorporation as amended, as in effect on May 6, 1999
         (Exhibit 3.1), Form 10-Q for the fiscal quarter ended March 31, 1999,
         File No. 1-2255, incorporated by reference).

  4(ii)  Bylaws as amended, as in effect on January 21, 2000 (Exhibit 3.2, Form
         10-K for the fiscal year ended December 31, 1999, File No. 1-2255, incorporated by reference).

  4(iii) Form of Senior Indenture, dated as of June 1, 1998 as supplemented by the First Supplemental Indenture (Exhibit 4.2 to Form 8-K dated June
         12, 1998, File No. 1-2255, incorporated by reference); Second
         Supplemental Indenture (Exhibit 4.2 to Form 8-K dated June 3, 1999,
         File No. 1-2255, incorporated by reference) and Third Supplemental
         Indenture (Exhibit 4.2, Form 8-K, dated October 27, 1999, File No. 1-
         2255, incorporated by reference).

 Exhibit
   No.                           Description of Document
 -------                         -----------------------
  4(iv)   Subordinated Note Indenture, dated as of August 1, 1995 between
          Virginia Electric and Power Company and The Chase Manhattan Bank
          (formerly Chemical Bank), as Trustee, as supplemented (Exhibit 4(a),
          Form S-3 Registration Statement File No. 333-20561 as filed on
          January 28, 1997, incorporated by reference).

  4(v) Indenture of Mortgage of the Company, dated November 1, 1935, as supplemented and modified by fifty-eight Supplemental Indentures
          (Exhibit 4(ii), Form 10-K for the fiscal year ended December 31,
          1985, File No. 1-2255, incorporated by reference); Fifty-Ninth
          Supplemental Indenture (Exhibit 4(ii), Form 10-Q for the quarter ended March 31, 1986, File No. 1-2255, incorporated by reference);
          Sixtieth Supplemental Indenture (Exhibit 4(ii), Form 10-Q for the quarter ended September 30, 1986, File No. 1-2255, incorporated by reference); Sixty-First Supplemental Indenture (Exhibit 4(ii), Form
          8-K, dated June 2, 1987, File No. 1-2255, incorporated by reference);
          Sixty-Second Supplemental Indenture (Exhibit 4(i), Form 8-K, dated
          November 3, 1987, File No. 1-2255, incorporated by reference); Sixty-
          Third Supplemental Indenture (Exhibit 4(i), Form 8-K, dated June 8,
          1988, File No. 1-2255, incorporated by reference); Sixty-Fourth
          Supplemental Indenture (Exhibit 4(i), Form 8-K, dated February 8,
          1989, File No. 1-2255, incorporated by reference); Sixty-Fifth
          Supplemental Indenture (Exhibit 4(i), Form 8-K, dated June 22, 1989,
          File No. 1-2255, incorporated by reference); Sixty-Sixth Supplemental
          Indenture (Exhibit 4(i), Form 8-K, dated February 27, 1990, File No.
          1-2255, incorporated by reference); Sixty-Seventh Supplemental
          Indenture (Exhibit 4(i), Form 8-K, dated April 2, 1991, File No. 1-
          2255, incorporated by reference); Sixty-Eighth Supplemental Indenture
          (Exhibit 4(i)), Sixty-Ninth Supplemental Indenture (Exhibit 4(ii)) and Seventieth Supplemental Indenture (Exhibit 4(iii), Form 8-K, dated February 25, 1992, File No. 1-2255, incorporated by reference);
          Seventy-First Supplemental Indenture (Exhibit 4(i)) and Seventy-
          Second Supplemental Indenture (Exhibit 4(ii), Form 8-K, dated July 7,
          1992, File No. 1-2255, incorporated by reference); Seventy-Third
          Supplemental Indenture (Exhibit 4(i), Form 8-K, dated August 6, 1992,
          File No. 1-2255, incorporated by reference); Seventy-Fourth
          Supplemental Indenture (Exhibit 4(i), Form 8-K, dated February 10,
          1993, File No. 1-2255, incorporated by reference); Seventy-Fifth
          Supplemental Indenture (Exhibit 4(i), Form 8-K, dated April 6, 1993,
          File No. 1-2255, incorporated by reference); Seventy-Sixth
          Supplemental Indenture (Exhibit 4(i), Form 8-K, dated April 21, 1993,
          File No. 1-2255, incorporated by reference); Seventy-Seventh
          Supplemental Indenture (Exhibit 4(i), Form 8-K, dated June 8, 1993,
          File No. 1-2255, incorporated by reference); Seventy-Eighth
          Supplemental Indenture (Exhibit 4(i), Form 8-K, dated August 10,
          1993, File No. 1-255, incorporated by reference); Seventy-Ninth
          Supplemental Indenture (Exhibit 4(i), Form 8-K, dated August 10,
          1993, File No. 1-2255, incorporated by reference); Eightieth
          Supplemental Indenture (Exhibit 4(i), Form 8-K, dated October 12,
          1993, File No. 1-2255, incorporated by reference); Eighty-First
          Supplemental Indenture (Exhibit 4(iii), Form 10-K for the fiscal year ended December 31, 1993, File No. 1-2255, incorporated by reference);
          Eighty-Second Supplemental Indenture (Exhibit 4(i), Form 8-K, dated
          January 18, 1994, File No. 1-2255, incorporated by reference);
          Eighty-Third Supplemental Indenture (Exhibit 4(i), Form 8-K, dated
          October 19, 1994, File No. 1-2255, incorporated by reference);
          Eighty-Fourth Supplemental Indenture (Exhibit 4(i), Form 8-K, dated
          March 22, 1995, File No. 1-2255, incorporated by reference; and
          Eighty-Fifth Supplemental Indenture (Exhibit 4(i), Form 8-K, dated
          February 20, 1997, File No. 1-2255, incorporated by reference).

  4(vi) Form of Fourth Supplemental Indenture to Senior Indenture (filed herewith).

  4(vii) Form of Fifth Supplemental Indenture to Senior Indenture (filed herewith).

  4(viii) Form of Second Supplemental Indenture to Subordinated Note Indenture
          (filed herewith).

  4(ix)   Form of Eighty-Sixth Supplemental Indenture to Indenture of Mortgage
          (filed herewith).

  4(x) Form of Guarantee Agreement to be delivered by Virginia Electric and Power Company (filed herewith).

  4(xi) Certificate of Trust of Virginia Power Capital Trust II (filed herewith).

 Exhibit
   No.                           Description of Document
 -------                         -----------------------
  4(xii)  Trust Agreement of Virginia Power Capital Trust II, dated May 26,
          2000 (filed herewith).

  4(xiii) Form of Amended and Restated Trust Agreement of Virginia Power
          Capital Trust II (filed herewith).

  4(xiv)  Form of Agreement as to Expenses and Liabilities (filed herewith).

  5(i)    Opinion of McGuire, Woods, Battle & Boothe LLP, counsel to the
          Issuer, with respect to the Offered Securities (filed herewith).

  5(ii) Opinion of Richards, Layton & Finger, Delaware counsel to the Issuer, with respect to the Offered Securities (filed herewith).

 12       Computation of Ratio of Earnings to Fixed Charges (filed herewith).

 12(i)    Computation of Ratio of Earnings to Fixed Charges and Preferred Stock
          Dividends (filed herewith).

 23(i)    Consent of McGuire, Woods, Battle & Boothe LLP (contained in Exhibit
          5(i)).

 23(ii)   Consent of Richards, Layton & Finger (contained in Exhibit 5(ii)).

 23(iii)  Consent of Jackson & Kelly (filed herewith).

 23(iv)   Consent of Deloitte & Touche LLP (filed herewith).

 24       Powers of Attorney (included herein).

 25(i)    Statement of Eligibility of The Chase Manhattan Bank for the Senior
          Debt Securities (filed herewith).

 25(ii)   Statement of Eligibility of The Chase Manhattan Bank for the Junior
          Subordinated Notes (filed herewith).

 25(iii)  Statement of Eligibility of The Chase Manhattan Bank for the
          Guarantee of Virginia Power Capital Trust II (filed herewith).

 25(iv)   Statement of Eligibility of The Chase Manhattan Bank for the Virginia
          Power Capital Trust II Trust Preferred Securities (filed herewith).

 25(v)    Statement of Eligibility of The Chase Manhattan Bank for the Mortgage
          Bonds (filed herewith).

Item 17. Undertakings.

   The undersigned registrants hereby undertake:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of each such registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant agrees that it will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (6) The undersigned registrants hereby further undertake:

     (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by such registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 1st day of June 2000.

Date:                                     Virginia Electric and Power Company

                                                   /s/ Thos. E. Capps
                                          By: _________________________________
                                                      (Thos. E. Capps,
                                                  Chairman of the Board of
                                                         Directors)

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 1st of June 2000. The officers and directors whose signatures appear below hereby constitute James F. Stutts, Patricia A. Wilkerson, James P. Carney, Mark O. Webb, or Rhonda T. Boggs either of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the registrant deems appropriate, and generally to do all things in their name in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                 Signature                                     Title
                 ---------                                     -----

          /s/ Thos. E. Capps                Chairman of the Board of Directors and
___________________________________________  Director
              Thos. E. Capps

       /s/ Thomas F. Farrell, II            Chief Executive Officer and Director
___________________________________________
           Thomas F. Farrell, II

        /s/ Edgar M. Roach, Jr.             Chief Executive Officer and Director
___________________________________________
            Edgar M. Roach, Jr.

          /s/ G. Scott Hetzer               Senior Vice President and Treasurer
___________________________________________
              G. Scott Hetzer

         /s/ Steven A. Rogers               Vice President (Principal Accounting
___________________________________________  Officer)
             Steven A. Rogers

   Pursuant to the requirements of the Securities Act of 1933, Virginia Power Capital Trust II has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 1st day of June 2000.

                                          Virginia Power Capital Trust II

                                          By Virginia Electric and Power
                                          Company, as Sponsor

                                                    /s/ James P. Carney
                                          By: _________________________________
                                                      James P. Carney
                                                    Assistant Treasurer